                                PROXY
        ANNUAL MEETING OF SHAREHOLDERS OF CVD EQUIPMENT CORPORATION

      LEONARD A. ROSENBAUM and SHARON CANESE and each of them, are hereby appointed proxies, with full power of substitution, to vote all shares of stock the undersigned is entitled to vote at the annual meeting of shareholders of CVD Equipment Corporation, to be held at CVD Equipment Corporation headquarters, 1881 Lakeland Avenue, Ronkonkoma, New York, on Monday, July 23, 2001 at 10:00 a.m., Eastern Daylight Savings Time, and any adjournment thereof, as follows, hereby revoking and proxy heretofore given:

  (1) ELECTION OF DIRECTORS:

      (  )  FOR nominees listed below     (  )  WITHHOLD AUTHORITY

            (except as marked to the            to vote for nominees listed
             contrary below)                    below

                  Leonard A. Rosenbaum, Martin J. Teitelbaum,
                  Alan H. Temple, Jr., Conrad J. Gunther

            INSTRUCTION: To withold authority for any individual nominee, write that nominee's name here

            _____________________________________________________________

  (2) Proposal to approve the appointment of Albrecht, Viggiano, Zureck, & Company, P.C. as the independent Public Accountants of the company for the fiscal year ending December 31, 2001

            For (  )     Against (  )       Abstain (  )

                                 (continued and to be signed on reverse side)
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  (3) Proposal to approve The 2001 Employee Stock Option Plan.

            For (  )     Against (  )       Abstain (  )

  (4) In their discretion on such matters as may properly come before the meeting, all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which are hereby acknowledged.


  (Please sign exactly as name appears hereon. If Stock is owned by more than one person, all owners should sign.) If signing as attorney, administrator, executor, guardian or trustee, please indicate such capacity. A proxy given by a corporation should be signed by an authorized officer. This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees for director, for proposal #2, and for proposal #3.




                              DATE __________________________, 2001


                              _____________________________________
                                           Signature


     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION.